SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act
of 1934
Filed by the Registrant    [ x ]
Filed by a Party other than the Registrant   [   ]

Check the appropriate box:

[   ]   Preliminary Proxy Statement
[   ]   Confidential, for Use of the Commission Only (as Permitted by Rule
        14a-6(c)(2))
[ x ]   Definitive Proxy Statement
[   ]   Definitive Additional Materials
[   ]   Soliciting Material Pursuant to Section 240.14a-11(c) or
        Section 240.14a-12

CANNON EXPRESS, INC.
(Name of Registrant as Specified in its Charter)
CANNON EXPRESS, INC.
(Name of Person(s) Filing Proxy Statement)
Payment of Filing Fee (Check the appropriate box):
[ x ]   $125 per Exchange Act Rules 0-11 (c)(1)(ii), 14a-6(i)(1),
        or 14a-6(j)(2) or Item 22(a) of Schedule 14A.
[   ]   $500 per each party to the controversy pursuant to
        Exchange Act Rule 14a-6(i)(3).
[   ]   Fee computed on table below per Exchange Act Rules 14a-
        6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction
         applies:   Not Applicable
     (2) Aggregate number of securities to which transaction
         applies:   Not Applicable
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
         (Set forth the amount on which the filing fee is
         calculated and state how it was determined):   Not Applicable
     (4) Estimated maximum aggregate value of transaction:   Not Applicable
     (5) Total fee paid:   Not applicable

[   ]   Check box if any part of the fee is offset as provided by Exchange Act
        Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1) Amount previously Paid:   Not Applicable
   (2) Form, Schedule or Registration Statement No.:   Not Applicable
   (3) Filing Party:   Not Applicable
   (4) Date Filed:     Not Applicable





CANNON EXPRESS, INC.


PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE

ANNUAL MEETING OF SHAREHOLDERS, NOVEMBER 21, 1995

The undersigned shareholder(s) of Cannon Express, Inc. hereby appoint Dean G. Cannon and Rose Marie Cannon, and each or either of them, the true and lawful agents and attorneys-in-fact for the undersigned, with power of substitution, to attend the meeting and to vote the stock owned by or registered in the name of the undersigned, as instructed below, at the Annual Meeting of Shareholders to be held on Tuesday, November 21, 1995 at 10:00 a.m., local time, and at any adjournments thereof, for the transaction of the following business:

1.     [ ]   FOR                             [ ]    ABSTAIN

To fix the number of directors for the fiscal year at four and to elect the following nominees for director of the Company:

         Dean G. Cannon, Rose Marie Cannon, Uvalde R. Lindsey, Roy E. Stanley

The shareholder may withhold authority to vote for any of these nominees by lining through or striking out the name of any such nominee.

UNLESS OTHERWISE INSTRUCTED HEREON, IT IS INTENDED THAT THE PROXIES WILL VOTE THESE SHARES FOR THE FOREGOING PROPOSALS. The proxies will vote in their sole discretion upon such other business as may properly come before the meeting.

         Please sign, date and return this proxy as soon as possible.

                                                   Dated _______________, 1995

                                                   ___________________________
                                                   Signature


                                                   ___________________________
                                                   Signature

Please sign exactly as name(s) appear at left. If stock is in the name of two or more persons, each should sign. Persons signing as attorney, executor, administrator, trustee, guardian or other fiduciary, please give full title as such. If a corporation, then signature should be by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.




















CANNON EXPRESS, INC.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD NOVEMBER 21, 1995

TO THE SHAREHOLDERS OF CANNON EXPRESS, INC.:

Notice is hereby given that the Annual Meeting of Shareholders of Cannon Express, Inc., a Delaware corporation, will be held at the main meeting room of Boatmen's National Bank, Springdale, Arkansas on Tuesday, November 21, 1995 at 10:00 a.m., local time, for the following purposes:

     1. To fix the number of directors for the ensuing year at four and to elect four directors.

     2. To consider and act upon such other business as may properly come before the meeting and any adjournments thereof.

Only shareholders of record at the close of business on October 20, 1995 will be entitled to vote at the Annual Meeting and any adjournments thereof.

The Company's Proxy Statement is submitted herewith. The annual report for the year ended June 30, 1995 is being mailed to shareholders together with the mailing of this Notice and Proxy Statement.

                           BY ORDER OF THE BOARD OF DIRECTORS
                           Dean G. Cannon,
                           President and Chairman of the Board of Directors

Springdale, Arkansas
October 23, 1995

YOUR VOTE  IS IMPORTANT

YOU ARE URGED TO DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED FORM OF PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO REVOKE IT LATER OR TO VOTE YOUR SHARES IN PERSON IN THE EVENT YOU SHOULD ATTEND THE MEETING.




























CANNON EXPRESS, INC.
1457 Robinson
Springdale, Arkansas 72765

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
NOVEMBER 21, 1995 AND ANY ADJOURNMENTS

SOLICITATION AND REVOCATION OF PROXY

The enclosed proxy, for use only at the Annual Meeting of Shareholders to be held at the main meeting room, Boatmen's National Bank, Springdale, Arkansas on Tuesday, November 21, 1995 at 10:00 a.m., local time, and any adjournments thereof, is solicited on behalf of the Board of Directors of the Company. Such solicitation is being made primarily by mail, but may also be made in person or by telephone or telegraph by officers, directors, and regular employees of the Company. All expenses incurred in the solicitation will be borne by the Company.

Any shareholder executing a proxy retains the right to revoke it at any time prior to exercise at the Annual Meeting. A proxy may be revoked at any time before it is used, upon written notice to Rose Marie Cannon, Secretary of the Company. If not revoked, all properly executed proxies received will be voted at the meeting in accordance with the terms of the proxy.

This proxy material is first being mailed to shareholders on or about October 23, 1995.

OUTSTANDING STOCK AND VOTING RIGHTS

The outstanding shares of the Company as of October 6, 1995, totaled 2,161,352 Class A Common shares and 2,166,352 non-voting Class B Common shares. At the meeting, each Class A Common shareholder will be entitled to one vote, in person or by proxy, for each share of Class A Stock owned of record at the close of business on October 20, 1995. The stock transfer books of the Company will not be closed.

The enclosed form of proxy provides a method for shareholders to withhold authority to vote for any one or more of the nominees for the Board of Directors while still granting authority to the proxy to vote for the remaining nominees. The names of all nominees are listed on the proxy card. If you wish to grant the proxy authority to vote for all nominees, check the box marked "FOR" which appears above the list of nominees. If you wish to withhold authority to vote for all nominees, check the box marked "ABSTAIN," also located above the list of nominees. If you wish your shares to be voted for some nominees and not for one or more of the others, indicate the name(s) of the nominee(s) for whom you are withholding authority by drawing a line through such name(s).

Shareholders are not entitled to cumulative voting with respect to the election of directors.
















As noted above, the enclosed form of proxy provides a method for shareholders to withhold authority to vote for a director and thereby abstain from voting. If you check the box marked "ABSTAIN", shares will be voted neither for nor against a director but will be counted for quorum purposes. Additionally, "broker non-votes" are not relevant to the determination of a quorum or for determining whether the proposal to elect directors has been approved. While there may be instances in which a shareholder will wish to abstain, the Board of Directors encourages all shareholders to vote their shares in their best judgment and to participate in the voting process to the fullest extent possible.

ELECTION OF DIRECTORS; SECURITY OWNERSHIP OF MANAGEMENT

Directors are to be elected to hold office until the next annual meeting of shareholders or until their successors are duly elected and qualified. The Board of Directors of the Company has recommended to the Company's shareholders that the number of Directors which shall be authorized to manage the affairs of the Company for the ensuing year shall be four and that the nominees listed below be elected as directors at the Annual Meeting. Assuming a quorum is present in person or by proxy at the annual meeting, each nominee must receive the affirmative vote of a majority of the shares of the Company's Class A Common Stock, $.01 par value, which are present by Proxy or in person at the Annual Meeting.

The following table sets forth the name, age, term of office as director of the Company, and ownership of the Company's Class A Common Stock with respect to each nominee for election to the Board of Directors, the named directors, the named executive officers, and of the directors and executive officers of the Company as a group. Each of the nominees listed below served as members of the Executive Board of Directors during the last fiscal year.


                          Year First  Class A              Class B
                           Elected    Shares               Shares
Nominees and Officers Age  Director   Owned  Percentage(2) Owned  Percentage(2)

Dean G. Cannon(1)      54     1986  1,243,875    58%       1,243,875    58%
Rose Marie Cannon(1)   54     1986  1,243,875    58%       1,243,875    58%
Uvalde R. Lindsey      55     1992      *         *             *        *
Roy E. Stanley         51     1987      *         *             *        *
Larry L. Patrick(3)    50     N/A       *         *             *        *
All directors and executive
officers (6 persons)                1,266,882    59%        1,259,278   58%




(1) See "Principal Shareholders"
(2) Percentages are based upon 2,161,352 shares of the Company's Class A Common Stock and 2,166,352 shares of the Company's Class B Common Stock outstanding as of September 29,1995.
(3) Mr. Patrick is not a nominee for director.
 * Denotes ownership of less than 1% of the total outstanding shares of common stock.












Business Experience. The following is a brief summary of the business experience of each of the nominees for director of the Company for at least the past five years:

Dean G. Cannon has served as President and a Director of the Company since its inception in 1981.

Rose Marie Cannon has served as Secretary, Treasurer and a Director of the Company since its inception in 1981.

Uvalde R. Lindsey is an economic development consultant and Director of the Northwest Arkansas Council, a regional organization dedicated to the economic enhancement of Northwest Arkansas. After graduating from the University of Arkansas, Mr. Lindsey owned and operated a chain of automotive parts stores in Arkansas, Missouri and Oklahoma. After selling his businesses in 1983, Lindsey served as Budget Officer to the Governor of the State of Arkansas and as Executive Director of the Northwest Arkansas Economic Development District.

Roy E. Stanley holds Bachelor of Science and Master of Arts degrees from Memphis State University and received the degree of Juris Doctor, with honors, in 1978 from the University of Arkansas School of Law at Fayetteville. After engaging in the private practice of law in Springdale, Arkansas for sixteen years, in 1994 Mr. Stanley became president of Lindsey Management Company, Inc., a real estate management company with its principal offices in Fayetteville, Arkansas.

Rose Marie Cannon is the wife of Dean G. Cannon. Except for the foregoing, no family relationships exist among any of the persons named above.

The Board of Directors has no reason to believe that any nominee will be unable or unwilling to accept nomination or to serve if elected. However, should any nominee become unable or unwilling to accept nomination or to serve if elected, all proxies will be voted for the election of a qualified substitute nominated by the Board of Directors.

Committees

The Company presently does not have standing nominating committees. The Board of Directors nominates persons for director. The Board will consider suggestions by shareholders for names of nominees to the Board of Directors for the fiscal year ending June 30, 1997, provided that such suggestions are made in writing and delivered to Rose Marie Cannon, Secretary of the Company, on or before June 30, 1996.

The Company has an audit committee which is presently composed of Dean G. Cannon, Roy E. Stanley and Uvalde Lindsey. The Audit Committee recommends candidates to serve as the Company's auditors, reviews the reports of the Company's auditors, and has the authority to investigate the financial and business affairs of the Company.

















The Company has a compensation committee which is presently composed of Uvalde
R. Lindsey and Roy E. Stanley. The compensation committee makes recommendations to the Board of Directors regarding compensation for the President and Secretary/Treasurer of the Company.

During the past fiscal year, the Board of Directors met on two occasions, the Audit Committee met once, and the Compensation Committee met once.

PRINCIPAL SHAREHOLDERS

As of October 20, 1995, the only shareholders known to the Company to own, directly or indirectly, more than 5% of the Company's Class A Common Stock, the only voting class of the Company's capital stock presently outstanding, are reflected in the following table:

                                  Number of Shares         Percent of
                                    Beneficially          Outstanding
Name and Address                      Owned                 Shares(3)

Dean G. Cannon                      1,243,875(1)               58%
1457 Robinson
Springdale, Arkansas 72764

Rose Marie Cannon                   1,243,875(2)               58%
1457 Robinson
Springdale, Arkansas 72764

(1) Includes 603,875 shares owned of record by Rose Marie Cannon, his wife, and 2,500 shares held jointly by Dean and Rose Marie Cannon. Also includes presently exercisable options to purchase 12,500 shares.
(2) Includes 625,000 shares owned of record by Dean G. Cannon, her husband, and 2,500 shares held jointly by Rose Marie and Dean G. Cannon. Also includes presently exercisable options to purchase 12,500 shares.
(3) Percentage based upon 2,161,352 shares of the Company's Class A Common Stock outstanding as of September 29, 1995.































EXECUTIVE COMPENSATION

The following table is set forth with respect to all cash compensation paid or to be paid by the Company as well as certain other compensation paid to the Chief Executive Officer and other executive officers whose total remuneration exceeded $100,000 during fiscal 1995.

                            SUMMARY COMPENSATION TABLE
                              Annual Compensation              Long-Term Compensation
                                                                  Awards            Payouts
                                                                        Securities
                                                    Other                 Under-
                                                    Annual   Restricted   Lying             All Other
Name and Principal                                  Compen-    Stock     Options/    LTIP     Compen-
     Position         Year    Salary     Bonus      sation     Award(s)    SARs     Payouts   sation
                                 ($)      ($)        ($)        ($)        (#)        ($)      ($)
        (a)           (b)        (c)      (d)        (e)        (f)        (g)        (h)      (i)
Dean G. Cannon        1995   206,355<F1> 240,000     -0-        -0-       -0-/-0-     -0-      -0-
President, Chairman   1994   212,090<F1> 240,000     -0-        -0-       -0-/-0-     -0-      -0-
of the Board          1993   205,682<F1> 120,000     -0-        -0-       -0-/-0-     -0-      -0-

Larry L. Patrick      1995   158,173       -0-       -0-        -0-       -0-/-0-     -0-      -0-
Vice-president        1994    81,208       -0-       -0-        -0-       -0-/-0-     -0-      -0-
                      1993    68,226       -0-       -0-        -0-       -0-/-0-     -0-      -0-

<F1> Amounts shown include cash and non-cash compensation earned and received

AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR
AND FY-END OPTION/SAR VALUES
                                      Number of            Value of Unexercised
                Number                Unexercised Options  In-the-Money Options
                Shares                at June 30, 1995     at June 30, 1995
                Acquired    Value     Exercisable/         Exercisable/
Name            on Exercise Realized  Unexercisable        Unexercisable


Dean G. Cannon     -0-       -0-       25,000 /-0-(1)       $251,838 /$-0-(3)
Larry L. Patrick   -0-       -0-       12,500/25,000(2)     $81,094/$162,188(3)

(1) Represent options to purchase 6,250 Class A Common shares and 6,250 Class B Common shares granted to Dean G. Cannon and 6,250 Class A Common shares and 6,250 Class B Common shares granted to Rose Marie Cannon under the Company's Incentive Stock Option Plan.
(2) Represent options to purchase 18,750 Class A Common shares and 18,750 Class B Common shares granted under the Company's Incentive Stock Option Plan.
(3) Market value of the Company's Common Stock at 06/30/95 was: Class A Common $13.25 per share, and Class B Common $11.625 per share. Value of unexercised options was calculated based upon the difference between the foregoing market values and the exercise price of the options.

Each non-officer director was paid a director's fee of $200 for each meeting of the Board or its committees which he attended. Directors do not receive annual fees for attendance at meetings.








COMPENSATION COMMITTEE REPORT
ON EXECUTIVE COMPENSATION

The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors. The members of the compensation Committee are Uvalde R. Lindsey and Roy E. Stanley, both non-employee directors of the company. All decisions by the Compensation Committee relating to compensation of the Company's executive officers are reviewed by the full board, except for decisions regarding awards under the Company's Incentive Stock Option Plan (the "Plan"), which must be made solely by the Committee in order for the grants to satisfy Exchange Act Rule 16b-3.

Compensation Policies

The overall compensation policy of the Company is to maximize shareholder return by combining annual and long-term compensation to executives. The Committee seeks to provide annual compensation which motivates executives by recognizing and rewarding individual initiative and achievement. Long-term compensation to executives is based on stock ownership by management.

Compensation Elements

The following alternatives were available to the Committee as compensation elements during fiscal 1995: base salary, annual cash bonuses for fiscal 1995, and stock options granted under the Company's Plan. Compensation paid during fiscal 1995 reflected the Committee's emphasis of determining pay on an individualized basis.

Base Salary. Executive's base salaries are initially determined with reference to comparable base salaries of others in the Company's industry. Subjective measures of performance include a review of each executive's past and anticipated level of performance. The Committee does not attempt to relate executive salaries to objective performance-related criteria.

Cash Bonuses. The Compensation Committee determines on an annual basis whether to award cash bonuses to executives. While no general bonus program existed during fiscal 1995, the Compensation Committee may elect to award bonuses to reward individual contributions. Bonuses are awarded by the Compensation Committee based on subjective criteria, such as a review of the executive's past and anticipated performance. The Committee does not attempt to relate bonuses to objective performance-related criteria.

Stock Options. The Company's long-term incentive program is based on the Company's Plan, which was approved by shareholders in 1986. Upon selection by the Compensation Committee, the company's key employees are eligible to participate in the Plan. In determining whether to grant options, the Committee reviews the options previously granted and exercised under the Plan, the Company's performance as determined in the market price of its stock, individual performance and potential contribution to the Company and the perceived need of providing additional long-term incentive to key executives. Based on these criteria, no options to acquire shares of the Company's Common Stock were granted to executive officers during fiscal 1995.














CEO Compensation

The compensation Committee's general approach in setting Mr. Cannon's target annual compensation is to seek to be competitive with other companies of a similar size in the Company's industry, to recognize and reward initiative, overall corporate performance and managerial ability, and to provide long-term incentive to increase shareholder value. In setting Mr. Cannon's cash compensation, the Committee reviewed the compensation of Chief Executive Officers of other companies in the industry. The Committee targeted Mr. Cannon's cash compensation to fall within the range of such amounts. The Committee also considered corporate earnings based on Mr. Cannon's efforts during fiscal 1995. Based on these factors, the Compensation Committee determined that a $240,000 bonus was appropriate to bring Mr. Cannon's aggregate compensation in line with that of CEOs of similarly sized and similarly profitable companies in the industry. In addition, the bonus was awarded in recognition that Mr. Cannon had not received a cash bonus in three of the past five years, notwithstanding Company performance that exceeded that of its peer group. The Committee believes that Mr. Cannon's aggregate cash compensation is comparable with or below the external marketplace.

                           COMPENSATION COMMITTEE

                           Uvalde R. Lindsey
                           Roy E. Stanley

Compensation Committee Interlocks and Insider Participation

There exist no interlocking relationships on the Compensation Committee

CERTAIN RELATED TRANSACTIONS

The Company leases its offices from Dean G. Cannon and Rose Marie Cannon pursuant to a written lease entered into and effective as of September 1, 1986. The lease provides for monthly payments of $2,000 through 1996, cancelable by the Company on 30 days' notice and is on terms no less favorable to the Company as could be obtained from an independent third party. The Company has a right to purchase the facility at any time prior to expiration of the lease in 1996 for the sum of $235,000 which equals its appraised value as of August 15, 1986.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission reports of ownership and changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

















Based solely upon a review of the copies of such reports furnished to the Company, or written representations from certain reporting persons, the Company believes that, during the 1995 fiscal year, all filing requirements were complied with as they apply to its officers, directors and greater than 10% beneficial owners. However, it has come to the Company's attention that Messrs. Dean Cannon, Roy Stanley and Uvalde Lindsey and Mrs. Rose Marie Cannon failed to file Form 3 Initial Statements of Beneficial Ownership of Securities. Corrective filings were made by each of these individuals in June, 1995. With respect to reports for the periods since the adoption of
Item 405 of Regulation S-K in 1991, Mr. Uvalde Lindsey failed to timely file one report covering two transactions which occurred in September, 1992.

STOCK PERFORMANCE GRAPH

The following graph sets forth the cumulative total shareholder return to the Company's shareholders during the six-year period ended June 30, 1995, as well as an overall stock market index (NASDAQ Market Index) and a published industry index (NASDAQ Transportation Index).




     DATE           06-90  06-91   06-92   06-93   06-94   06-95

 CANNON EXPRESS     100    160     167      164     407     452

 TRANSPT INDEX      100    106     129      159     163     179

 MARKET INDEX       100    106     127      160     162     215




The stock performance graph assumes $100 was invested on July 1, 1990 and that all dividends were reinvested. There can be no assurance that the Company's stock performance will continue into the future with the same or similar trends depicted in the graph above. The Company will not make nor endorse any predictions as to future stock performance.

AUDITORS TO BE PRESENT

The Board of Directors has selected Baird, Kurtz & Dobson to serve as the independent auditors of the Company for the current fiscal year. A representative of Baird, Kurtz & Dobson is expected to be in attendance at the Annual Meeting and will be afforded the opportunity to make a statement. The representative will also be available to respond to appropriate questions.




















SHAREHOLDER PROPOSALS

Any shareholder proposal to be presented at the 1996 Annual Meeting should be directed to Mr. Dean G. Cannon, Chairman of the Company's Board of Directors, and must be received by the Company on or before May 30, 1996. Any such proposal must comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934.


EXPENSES OF SOLICITATION

The cost of soliciting proxies will be borne by the Company. Solicitations may be made personally, by written communications, telephone or telegraph, and may be made by directors, officers, and regular employees of the Company who will not receive any additional compensation, except reimbursement of actual expenses, in connection with such solicitation.


ADDITIONAL INFORMATION AVAILABLE

Upon written request, the Company will furnish, without charge, a copy of the Company's Annual Report on Form 10-K for the fiscal year ending June 30, 1995, as filed with the United States Securities and Exchange Commission, including the financial statements and schedules thereto. The written request should be sent to Mr. Dean G. Cannon, Chairman of the Company's Board of Directors, 1457 Robinson, P.O. Box 364, Springdale, Arkansas 72765.


OTHER MATTERS

So far as is now known, there is no business other than that described above to be presented to the shareholders for action at the meeting. Should other business come before the meeting, votes may be cast pursuant to proxies in respect to any such business in the best judgment of the persons acting under the proxies.

SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING ARE URGED TO SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO ADDITIONAL POSTAGE IF MAILED IN THE UNITED STATES.

                     By Order of the Board of Directors

                     Dean G. Cannon, Chairman

                     October 23, 1995